EXECUTION COPY

FIRST AMENDMENT dated as of February 8, 1999 (this "Amendment"), to the Credit Agreement dated as of February 10, 1998 (the "Credit Agreement"), among NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts (the "Borrower"), the lenders party thereto (the "Lenders"), and TORONTO DOMINION (TEXAS), INC., as administrative agent for the Lenders (the "Administrative Agent").

WHEREAS, the Termination Date (such term and each other capitalized term used but not defined herein having the meaning assigned in the Credit Agreement)is February 9, 1999.

WHEREAS, the Borrower has requested that the Lenders extend the Termination Date to March 9, 1999 and the Lenders are willing to do so, subject to the terms and conditions of this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Extension. The Lenders hereby agree to extend the Termination Date to March 9, 1999; provided, that no Borrowings under the Credit Agreement shall be made available to the Borrower unless and until the Borrower satisfies certain conditions to be agreed upon by the Borrower and the Lenders, which conditions shall be satisfactory to the Lenders in their sole and absolute discretion.

SECTION 2. Credit Agreement. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

SECTION 3.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  Expenses.  The Borrower agrees to reimburse the
Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 6. Limitation of Liability. No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Amendment, and this Amendment shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Amendment shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Amendment and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

NORTHEAST UTILITIES,

  by  /s/ Randy A. Shoop
        Title: Assistant Treasurer

TORONTO DOMINION (TEXAS) INC.,
as Administrative Agent,

  by
    /s/Alva J. Jones
    Title: Vice President

THE TORONTO-DOMINION BANK,

  by
    /s/Alva J. Jones
    Title:Manager of Credit Administration